China Education Alliance Appoints New Chief Financial Officer

HARBIN, China, August 20, 2009-- /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE Amex: CEU) announced today the appointment of Mr. Zibing “Zack” Pan as Chief Financial Officer, effective August 20, 2009. Mr. Pan replaces Ms. Susan Liu, who is leaving to pursue other business interests. Ms. Liu served as the company’s chief financial officer from June 2008.

“We are honored to have Zack join our team, and we look forward to having his leadership and industry experience with us as we advance our expansion plans and manage our growth,” said Mr. Xiqun Yu, chairman and chief executive officer of China Education Alliance. “Zack has proven leadership experience in managing complex financial projects for international companies, particular in Asia. His insights and perspective will prove invaluable to us.”

Mr. Pan, CFO, stated:  “I believe China Education Alliance is on the cusp of reaching some major corporate milestones.  This is an exciting time to be part of the company.  Mr. Yu’s vision for CEU is broad and deep. I am looking forward to helping him achieve his vision of becoming a major player in the China education sector.”

Prior to joining to the Company, Mr. Pan, 41, was an audit manager with Eide Bailly CPAs & Business Advisors in Oklahoma City. From September 2005, he served at Eide Bailly, managing a team of professionals, providing audit and review services to both national and international clients. From September 1998 to September 2005, Mr. Pan was a statistical analyst and economist with the State of Oklahoma, where he provided consultation to managers and administrators to aid in the development of assessment and evaluation mechanisms for programs and services. From 1994 to 1996, Mr. Pan worked as a loan project officer for Asian Development Bank (ADB) Loan Management Office in Anhui, China, where he managed various ADB loan projects and assisted with communication and translation between ADB and the Chinese government.  From 1988 to 1994, Mr. Pan was an associate professor at Anhui University, China, where he taught English language courses.

Mr. Pan is a Certified Public Accountant, certified by the Oklahoma State Board of Accountancy and a member of the American Institute of Certified Public Accountants (AICPA) and the Oklahoma Society of Certified Public Accountants (OSCPA). He graduated with a Master of Business Administration from the University of Central Oklahoma in 1999 and obtained his Bachelor of Arts from Anhui University, China, in 1988.

About China Education Alliance, Inc.

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast-growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. In addition, the Company is providing comprehensive English programs that are taught by North American instructors to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. At present, five English schools are operating nationwide in China. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

At the Company:
Zack Pan, CFO
China Education Alliance, Inc.
Tel:   1-405-219-1566
Email: zackpan08@gmail.com

Investor Relations:
RedChip Companies, Inc.
Jon Cunningham, Investor Relations
1-800-733-2447, Ext. 107
jon@redchip.com
www.RedChip.com

###